Exhibit 99.1

Puradyn Announces Record Level Single Month Sales

August achieves best-ever corporate sales

Boynton Beach, FL – September 15, 2010 - Puradyn Filter Technologies Incorporated (OTCBB: PFTI), global manufacturer of the puraDYN® bypass oil filtration system, today announced that August 2010 was the best-ever sales month in the 23-year history of the company.  The record-setting month marks the first time Puradyn has recorded sales in excess of $800,000 in a single month.

Kevin G. Kroger, President and COO, noted advances made in 2009 opened opportunities within specific industries needing microfiltration technology for engines that run extended periods of time with high oil usage.  These industries typically operate massive engines with immense engine oil capacities.

“We have seen an increasing demand for our technology, which is suitable for major applications.  To our knowledge, we are the only bypass oil filtration company providing the advanced type technology needed for engines and hydraulics using these large quantities of oil.

“Equipment, operating for the most part 24 hours per day for up to several weeks, requires frequent oil changes.  Given the size of the oil sump, these changes can cost thousands of dollars and be required at least 10 times per year. Our bypass oil filtration systems have helped these companies safely extend oil changes, thereby reducing their maintenance-related operating costs by thousands of dollars per engine per year.”

Kroger continued, “A senior division manager within one of these companies has conveyed to us his satisfaction with our product; not only with the bottom line contribution our puraDYN® systems have provided, but also how our system has contributed greatly to company-wide efforts to reduce their carbon footprint.”

Kroger concluded, “It is rewarding to see the commitment, investment, and focus our organization has made to these industries beginning to pay off and just as important, to see these industry leaders realize the benefits our bypass oil filtration systems bring to their operations and to the environment.  Puradyn is committed to continually search out industries looking for new ways to reduce their operating costs and their carbon footprint.  Due to the acceptance of our bypass filtration systems and our continued development of new filtration technology, we remain cautiously optimistic for the foreseeable future.”

About Puradyn Filter Technologies Incorporated

Puradyn (OTCBB: PFTI) designs, manufactures and markets the puraDYN® Oil Filtration System, the most effective bypass oil filtration product on the market today.  It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life.   Effective for internal combustion engines, transmissions and hydraulic applications, the Company’s patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $15 billion potential industry.  Puradyn equipment was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze the performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY’S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, PRESENT SALES MAY NOT BE INDICATIVE OF FUTURE SALES, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS’ NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.  THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY’S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:

Kathryn Morris

Director, Corporate Communications

(T) 561 547 9499, x 226

investor-relations@puradyn.com

http://www.puradyn.com

Emerging Markets, LLC

Investor Relations:

Jim Painter III

321-206-6682

jamespainter@emergingmarketsllc.com www.emergingmarketsllc.com

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